UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
November 8, 2005
(Date of Earliest Event Reported: November 1, 2005)
EL PASO CGP COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7176 (Commission File Number)	74-1734212 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices)(Zip Code)

Item 2.01 Completion of Acquisition or Disposition of Assets
     On November 1, 2005, El Paso Corporation, our parent company, closed its previously announced sales of (i) a 40-percent equity interest in the Javelina facility to MarkWest Energy Partners, L.P. for approximately $156 million in cash and (ii) certain south Louisiana midstream entities to Crosstex Energy, L.P. for approximately $486 million in cash. The Javelina facility consists of a natural gas processing and fractionation facility and associated natural gas pipelines located in Corpus Christi, Texas. The gas processing facility treats and processes off-gas from six refineries in the Corpus Christi area. The south Louisiana sale includes interests in the Eunice, Pelican, Riverside, Sabine Pass, and Blue Water processing and fractionation facilities.
Item 9.01 Financial Statements and Exhibits
     (b) Unaudited pro forma financial statements
     These unaudited pro forma financial statements are based on our historical consolidated financial statements as of and for the six months ended June 30, 2005, and for the year ended December 31, 2004, adjusted for the effects of the sale of our interest in the Javelina midstream assets. We have also reflected the net proceeds and gains, net of income taxes, on the sale of our south Louisiana assets in our pro forma balance sheet. However, we have not adjusted our historical income statements for this sale as these amounts have been presented as discontinued operations in our historical financial statements in previous filings. The unaudited pro forma balance sheet as of June 30, 2005, assumes that the sale occurred on the balance sheet date. The unaudited pro forma statements of income for the six months ended June 30, 2005 and for the year ended December 31, 2004, assume that the sale occurred on January 1, 2004. The unaudited pro forma financial statements should be read in conjunction with our historical consolidated financial statements in our Current Report on Form 8-K dated November 4, 2005, and our 2005 Quarterly Reports on Form 10-Q. These pro forma results should not be construed to be indicative of future results or results that actually would have occurred had the transaction occurred at the dates presented. In addition, the pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to these transactions.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2005
(In millions)

	El Paso CGP	Pro Forma
	Historical	Adjustments		As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$63	$642	(a)	$705

Accounts and notes receivable, net	503			503
Assets held for sale and from discontinued operations	193	(186	)(a)	7
Other	167			167

Total current assets	926	456		1,382

Property, plant and equipment, net	6,677	(1	)(a)	6,676

Other assets
Investments in unconsolidated affiliates	764	(39	)(a)	725
Other	909			909

Total assets	$9,276	$416		$9,692

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable	$344	$		$344
Short-term financing obligations, including current maturities	135			135
Other	613	1	(a)	670
		176	(a)
		(120	)(a)

Total current liabilities	1,092	57		1,149

Long-term debt	3,794			3,794

Other liabilities
Deferred income taxes	711	29	(a)	740
Other	307			307

Commitments and contingencies

Securities of subsidiaries	151			151

Stockholder’s equity
Common stock	—			—
Additional paid-in capital	3,181			3,181
Retained earnings	89	330	(a)	419
Accumulated other comprehensive loss	(49)			(49)

Total stockholder’s equity	3,221	330		3,551

Total liabilities and stockholder’s equity	$9,276	$416		$9,692

See accompanying notes.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Statement of Income
For The Six Months Ended June 30, 2005
(In millions)

	El Paso CGP	Pro Forma
	Historical	Adjustments		As Adjusted

Operating revenues	$929	$		$929

Operating expenses
Cost of products and services	117			117
Operation and maintenance	255			255
Depreciation, depletion and amortization	241			241
Loss on long-lived assets	64			64
Taxes, other than income taxes	33			33

	710			710

Operating income	219			219
Earnings (losses) from unconsolidated affiliates	(85)	(2	)(b)	(87)
Other income, net	21			21
Interest and debt expense	(150)			(150)
Affiliated interest income	6			6

Income before income taxes	11	(2)		9
Income taxes	25	(1	)(c)	24

Income (loss) from continuing operations	$(14)	$(1)		$(15)

See accompanying notes.

El Paso CGP Company
Unaudited Pro Forma Condensed Consolidated Statement of Income
For The Year Ended December 31, 2004
(In millions)

	El Paso CGP	Pro Forma
	Historical	Adjustments		As Adjusted

Operating revenues	$1,889	$		$1,889

Operating expenses
Cost of products and services	321			321
Operation and maintenance	505			505
Depreciation, depletion and amortization	463			463
Loss on long-lived assets	106			106
Taxes, other than income taxes	59			59

	1,454			1,454

Operating income	435			435
Earnings (losses) from unconsolidated affiliates	(193)	(15	)(b)	(208)
Other income, net	32			32
Interest and debt expense	(341)			(341)

Income (loss) before income taxes	(67)	(15)		(82)
Income taxes	(5)	(6	)(c)	(11)

Income (loss) from continuing operations	$(62)	$(9)		$(71)

     See accompanying notes.

El Paso CGP Company
Notes to the Unaudited Pro Forma Condensed
Consolidated Financial Statements
EL PASO CGP HISTORICAL
     These amounts represent our condensed historical consolidated balance sheet and income statement information. Amounts as of and for the six months ended June 30, 2005 were derived from our Quarterly Report on Form 10-Q for the period ended June 30, 2005. Amounts for the year ended December 31, 2004 were derived from our Current Report on Form 8-K, dated November 4, 2005.
PRO FORMA ADJUSTMENTS
     These amounts represent the historical results and balances related to our interest in the Javelina midstream assets (Javelina) which was accounted for as an equity investment as of and for the periods presented, and our consolidated interest in our south Louisiana gathering and processing assets, which have been presented as discontinued operations in our historical financial statements. The pro forma adjusting entries reflect the:
•	Sale of our interest in the Javelina midstream assets;

•	Elimination of all effects of our investment in the Javelina midstream assets; and

•	Sale of our south Louisiana gathering and processing assets.
PRO FORMA ADJUSTING ENTRIES
(a)	To reflect the pro forma effects of the sales of our interest in Javelina and our south Louisiana assets on our condensed consolidated balance sheet. The pro forma effects include the following:
(1)	Receipt of proceeds of $156 million from the sale of Javelina and $486 million from the sale of our south Louisiana assets.

(2)	Elimination of the remaining carrying value of our investment in Javelina of $39 million, the $1 million carrying value of the related land that we lease to the facility, and to record a liability for estimated selling costs of $1 million.

(3)	Elimination of the assets of $186 million and liabilities of $120 million related to south Louisiana which were historically reflected as discontinued operations.

(4)	Recording current and deferred income taxes payable of approximately $205 million on the sales of Javelina and south Louisiana. Taxes were computed using an effective tax rate of approximately 39 percent.

(5)	Recording a $330 million gain, net of income taxes using an effective tax rate of approximately 39%, associated with the sales transactions.
(b)	To reflect the pro forma effects of the sale of Javelina on our condensed consolidated income statements. The pro forma effects include the reduction of earnings from unconsolidated affiliates for our interest in Javelina. We have not adjusted our historical income statements for the results of operations of our south Louisiana assets as these amounts have been presented as discontinued operations.

(c)	To reflect income taxes related to the income statement adjustments. Income taxes were computed using an effective tax rate of approximately 39 percent.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CGP COMPANY

By:	/s/ D. Mark Leland

D. Mark Leland
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated: November 8, 2005